KEVIN  E.  HISKO
Direct  No.  (604)  661-7683
Direct  Fax  No.  (604)  661-1676
Email  khisko@campney.com
File  No.  040735/1

July  11,  2000

Clark,  Wilson
Barristers  &  Solicitors
800  -  885  W.  Georgia  Street
Vancouver,  B.C.  V6C  3H1

Attention:     Bill  Macdonald
----------     ---------------

Dear  Sirs:

Re:     wwbroadcast.net  inc  (the  "Company")
---     --------------------------------------

The undersigned, on behalf of Campney & Murphy, Barristers and Solicitors, hereby consents to the use of our opinion, dated July 11, 2000, as an exhibit to the Company's Form S-4 currently being prepared and filed by your offices.
Please  call  me  if  you  have  any  questions  in  this  regard.

Yours  truly,

CAMPNEY  &  MURPHY

Per:

/s/ Kevin  E.  Hisko
    Kevin  E.  Hisko
KEH:mf